                                                                Exhibit 23.5
                                                                ------------



                      CONSENT OF STEPHENS INC.

       We hereby consent to the inclusion of our opinion letter dated
July 31, 1997 to the Board of Horizon Bancorp, Inc. as an annex to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement of Form S-4 relating to the proposed merger of Horizon Bancorp, Inc. with and into Mercantile Bancorporation Inc. and to the references to such opinion under "Summary - Opinion of Horizon Bancorp's Financial Advisor," "The Merger - Background of and Reasons of Horizon Bancorp for the Merger" and "The Merger - Opinion of Horizon Bancorp's Financial Advisor," in such Joint Proxy Statement/ Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,



                                      /s/ Stephens, Inc.

                                      Stephens Inc.


November 20, 1997